Exhibit 10.4

EXECUTION VERSION

SECOND LIEN COLLATERAL AGENCY AGREEMENT

This SECOND LIEN COLLATERAL AGENCY AGREEMENT (this Agreement) dated as of October 9, 2008 is entered into by and among The Bank of New York Mellon, as collateral agent (Collateral Agent), and the undersigned Purchasers (together with their successors and assigns and any subsequent holder of Notes under the Purchase Agreement referred to below, the Holders).

R E C I T A L S

A.        The Holders are the purchasers and holders of Notes under the Second Lien Subordinated Note Purchase Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the Purchase Agreement) by and among NextWave Wireless LLC, a Delaware limited liability company (the Company), NextWave Wireless Inc., a Delaware corporation (Parent), the other Guarantors from time to time party thereto (the Subsidiary Guarantors and, together with Parent, the Guarantors), the Purchasers named therein and the Collateral Agent.

B.        The Subsidiary Guarantors and the Collateral Agent, in its capacity as collateral agent and representative for the Holders, have entered into that certain Second Lien Guaranty dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the Subsidiary Guaranty) pursuant to which the Subsidiary Guarantors have guaranteed the payment and performance of the Notes and the obligations of the Company under the Purchase Agreement and other Note Documents (the Obligations), and Parent and the Collateral Agent, in its capacity as collateral agent and representative for the Holders, have entered into that certain Second Lien Parent Guaranty dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the Parent Guaranty) pursuant to which Parent has guaranteed the Obligations.

C.        The Company, the Guarantors and the Collateral Agent, in its capacity as collateral agent and representative for the Holders, have entered into that certain Second Lien Pledge and Security Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the Security Agreement), pursuant to which the Company and Guarantors have granted and assigned to the Collateral Agent all of the Companys and the Guarantors right, title and interest in and to the Collateral.

D.        Pursuant to the terms and conditions of the Collateral Documents, the Company and the Guarantors have provided collateral security for all of the Obligations.

E.        Pursuant to the terms and conditions of the Collateral Documents, among other things, the Company and the Guarantors have granted to the Collateral Agent for the benefit of Holders, a security interest in, and a lien on the Collateral.

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F.        The Company, the Guarantors, the First Lien Collateral Agent, the Collateral Agent and the Third Lien Collateral Agent have entered into that certain Intercreditor Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the Intercreditor Agreement).

G.        The Collateral Agent and the Holders wish to enter into this Agreement to, among other things, set forth their understandings and agreements regarding the Holders and the Collateral Agents respective rights, obligations and priorities with respect to the Collateral and all proceeds thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and the mutual covenants and promises set forth herein, each of the parties to this Agreement agrees as follows:

SECTION I.	DEFINITIONS; INTERPRETATION.

1.01     Definitions. Initially capitalized terms used in this Agreement without definition in Exhibit A or otherwise defined herein are defined in the Purchase Agreement.

1.02     Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof or thereof.

1.03     Plural Terms. All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.04     Time. All references in this Agreement to a time of day means New York City time, unless otherwise indicated.

1.05     Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Holders, the Collateral Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto and no ambiguity shall be construed in favor of or against any Holder or the Collateral Agent.

1.06     Conflicts. In the event of a conflict between the terms of this Agreement and the terms of any of the other Note Documents with respect to the matters related to the Collateral contained herein, as among the Collateral Agent and the Holders the terms of this Agreement shall control.

1.07     Other Interpretive Provisions. References in this Agreement to Recitals, Sections, Exhibits and Schedules are to recitals, sections, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement shall (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a

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whole and not to any particular provision of this Agreement. The words include and including and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

SECTION II.	COLLATERAL AND REMEDIES.

2.01     Priority of Liens. The Collateral Agent and the Holders hereby agree that the security interests and liens granted to the Collateral Agent under the Collateral Documents and any claims of the Collateral Agent and/or Holders under guaranties executed by Guarantors shall be treated, as among the Holders, as having equal priority and shall, except to the extent otherwise provided in Section 3.02, at all times be shared by the Holders as provided herein regardless of any claim or defense (including any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other applicable Governmental Rules affecting the rights of creditors generally) to which the Collateral Agent or any Holders may be entitled or subject.

2.02     Custody of Collateral. From and after the occurrence and during the continuation of an Event of Default, if any Holder acquires custody, control or possession of any Collateral other than any proceeds thereof distributed to such Holder pursuant to the terms of any Note Document, then such Holder shall promptly cause such Collateral to be delivered to, or put in the custody, possession or control of, the Collateral Agent for disposition or distribution in accordance with the provisions of this Agreement and the Intercreditor Agreement. From and after the occurrence and during the continuation of an Event of Default and until such time as the provisions of the immediately preceding sentence have been complied with, such Holder shall be deemed to hold such Collateral in trust for the parties entitled thereto under this Agreement.

2.03     Additional Collateral or Guaranties. None of the Holders shall accept a security interest in, or a Lien on, any collateral for the Obligations other than such Holders beneficial interest in the security interest in, and Lien on, the Collateral granted to the Collateral Agent under the Collateral Documents; provided, however, that nothing contained in the foregoing shall be construed as prohibiting the opening and maintenance of deposit accounts for the account of the Company or Guarantors in the ordinary course of business. No Holder shall accept any guaranty of its Obligations from any Person unless such Person has previously or simultaneously guaranteed the Obligations held by each of the other Holders.

2.04     Enforcement of Remedies. Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall, subject to the other provisions of this Agreement, take such action with respect to such Event of Default as shall be directed by the Required Holders (a Direction Notice); provided, however, that, in the absence of a Direction Notice, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Holders (other than the exercise of foreclosure remedies). Upon receipt by the Collateral Agent of a Direction Notice, the Collateral Agent shall seek to enforce the Collateral Documents and to realize upon the

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Collateral in accordance with such Direction Notice; provided, however, that the Collateral Agent shall not follow any Direction Notice if the Collateral Agent reasonably determines on the basis of an opinion of counsel that such Direction Notice is in conflict with any provisions of any applicable Governmental Rule, this Agreement or any of the relevant Collateral Documents, and the Collateral Agent shall not, under any circumstances, be liable to any Holder, the Company or any other Person for following a Direction Notice.

2.05     Remedies of the Holders. Unless otherwise consented to in writing by the Required Holders, no Holder, individually or together with any other Holder, shall have the right to, nor shall it, exercise or enforce any of the rights, powers or remedies which the Collateral Agent is authorized to exercise or enforce under this Agreement or any of the Collateral Documents.

2.06	Holder Information.

(a)       Collateral Agent shall provide to any Holder, when and if requested by such Holder, a copy of the Register delivered to Collateral Agent by the Company in accordance with Section 1.7(a) of the Purchase Agreement.

(b)         If the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any provisions of the Collateral Documents or takes any other action pursuant to this Agreement or any provision of the Collateral Documents or requests directions from the Holders as provided herein, upon the request of the Collateral Agent, each of the Holders (or any agent of or representative for such Holder) shall promptly deliver a written notice to the Collateral Agent and each of the other Holders setting forth (a) the aggregate amount of principal, interest, fees, and other Obligations owing to such Holder under the applicable Note Documents as of the date specified by the Collateral Agent in such request and (b) such other information as the Collateral Agent may reasonably request.

SECTION III.	DISTRIBUTION OF PROCEEDS.
3.01	Collateral Proceeds Account.

(a)       Upon receipt of a Direction Notice, the Collateral Agent shall establish a collateral proceeds account subject to the Lien created by the Collateral Documents in the name of the Collateral Agent into which the Proceeds (as defined below) shall be deposited and from which only the Collateral Agent may effect withdrawals (the Collateral Proceeds Account). Such amounts shall be held by the Collateral Agent in the Collateral Proceeds Account and shall be distributed from time to time by the Collateral Agent in accordance with Section 3.02.

(b)       Following the occurrence and during the continuation of an Event of Default, the following proceeds, payments and amounts (collectively, the Proceeds) shall be deposited and held by the Collateral Agent in the Collateral Proceeds Account and shall be distributed from time to time by the Collateral Agent to the Holders in accordance with Section 3.02:

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(i)        any proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral through the enforcement of the Collateral Documents received by the Collateral Agent or any Holder; and

(ii)       any amounts held in the Collateral Proceeds Account at the time an Event of Default occurs.

Each Holder agrees to deliver any Proceeds to the Collateral Agent within three (3) Business Days after receipt of such Proceeds, or if later (in the case of clause (ii)), within three (3) Business Days of being advised of the occurrence of an Event of Default. Until such time as the provisions of the immediately preceding sentence have been complied with, such Holder shall be deemed to hold such Proceeds in trust for the parties entitled thereto under this Agreement.

3.02     Distribution of Proceeds. The Collateral Agent, at the request of the Holders, shall distribute the Proceeds which are held in the Collateral Proceeds Account in accordance with Section 12 of the Security Agreement, it being understood, however, that the Collateral Agent may deduct from any distribution the amount of all Collateral Agents reimbursable fees and expenses that have not been paid by the Company or the Holders pursuant to Section 4.03 or otherwise. The Collateral Agent shall make such distributions as promptly as reasonably practicable after the deposit of any Proceeds into the Collateral Proceeds Account and in any event within five (5) Business Days of receipt thereof.

3.03     Distributions Recovered. Notwithstanding anything to the contrary contained in this Agreement, in each case in which any proceeds (or the value thereof) or payments are recovered as a preferential or otherwise voidable payment (whether by a trustee in bankruptcy or otherwise) from the party which distributed those proceeds to another party or parties under this Agreement (the Distributor), each party to whom any of those proceeds were ultimately distributed (a Distributee) shall, upon the Distributors notice of the recovery to the Distributee, return to the Distributor an amount equal to the Distributees ratable share of the amount recovered, together with a ratable share of interest thereon to the extent the Distributor is required to pay interest thereon computed on the amount to be returned from the date of the recovery. For purposes of this Agreement, proceeds means any payment (whether made voluntarily or involuntary) from any source, including any offset of any deposit or other indebtedness, any security (including any guaranty or any collateral) or otherwise.

SECTION IV.	THE COLLATERAL AGENT AND RELATIONS AMONG SECURED CREDITORS.

4.01     Appointment, Powers and Immunities. Each Holder has appointed and authorized the Collateral Agent to act as its agent hereunder and under the Note Documents with such powers as are expressly delegated to the Collateral Agent by the terms of the Note Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in the Note Documents. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to any Note Document or any applicable Governmental Rule. The Collateral Agent may employ agents and attorneys-in-fact

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and shall not be responsible to the Holders or any Holder for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

4.02	Reliance by the Collateral Agent.

Notwithstanding anything in any Note Document to the contrary, the Collateral Agents duties under all such Note Documents are administrative only and it shall not be required under any circumstances to exercise discretion in the performance of its duties under any Note Document, but shall be required to act or to refrain from acting upon instructions of the Required Holders and shall in all cases be fully protected by the Holders in acting, or in refraining from acting, hereunder or under any Note Document in accordance with the instructions of the Required Holders, and such instructions of the Required Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders. As to any other matters not expressly provided for by any Note Document, the Collateral Agent shall not be required to take any action, but shall be required to act or to refrain from acting upon instructions of the Required Holders and shall in all cases be fully protected by the Holders in acting, or in refraining from acting, hereunder or under any Note Document in accordance with the instructions of the Required Holders, and such instructions of the Required Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders. In determining the Holders that make up the Required Holders, the Collateral Agent may rely on the latest information given to it by the Company pursuant to Section 1.7(a) of the Purchase Agreement.

4.03	Collateral Agent Fees; Expenses; Interest.

The Collateral Agent shall not be obliged to expend its own funds in performing its obligations under any Note Document.

4.04     Resignation or Removal of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent in accordance with this Section 4.04, the Collateral Agent may resign as collateral agent by delivering not less than thirty (30) days prior written notice to the Holders and the Collateral Agent may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by the Required Holders and shall have accepted such appointment within sixty (60) days after the retiring Collateral Agents giving of notice of resignation or the Required Holders removal of the retiring Collateral Agent, then the retiring Collateral Agents resignation or removal shall nonetheless be effective, and the Required Holders shall assume and perform all duties of the Collateral Agent until such time, if any, as the Required Holders appoint a successor agent. Unless an Event of Default has occurred and is continuing, any succession or appointment of a Collateral Agent or co-Collateral Agent pursuant to the provisions of this Section 4.04 shall require the prior written consent of the Company, such consent not to be unreasonably withheld or delayed. Upon the earlier of (i) the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent and (ii) sixty (60) days after the retiring Collateral Agents giving of notice of resignation, such successor Collateral Agent or, if applicable, the Required Holders, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the

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retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agents resignation or removal hereunder as Collateral Agent, the provisions of this Section IV and the provisions of Sections 1.5 and 1.6 of the Purchase Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

4.05     Appointment of Co-Collateral Agent. The Collateral Agent may and, upon the request of the Required Holders, shall by an instrument in writing delivered to the Company and Holders, appoint a bank or trust company or an individual to act as separate Collateral Agent or co-Collateral Agent in a jurisdiction where the Collateral Agent is disqualified from acting or for any other purpose deemed by the Collateral Agent or the Required Holders to be advantageous to their respective interests, such separate Collateral Agent or co-Collateral Agent to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment. The Company will pay the reasonable out-of-pocket cost and expenses of any such separate Collateral Agent or co-Collateral Agent and, if requested by the Collateral Agent, such separate Collateral Agent or co-Collateral Agent or the Required Holders, the Company will enter into an amendment to this Agreement, satisfactory in substance and form to the Collateral Agent, the Required Holders, the Company (whose satisfaction shall not be unreasonably withheld or delayed) and such separate Collateral Agent or co-Collateral Agent, confirming the rights and duties of such separate Collateral Agent or co-Collateral Agent.

4.06	Authorization; Liability of Collateral Agent and Reliance.

(a)       Each Holder hereby authorizes the Collateral Agent to (i) execute, deliver and perform each Note Document to which the Collateral Agent is or is intended to be a party, (ii) subject to the other terms and provisions hereof, exercise and enforce any or all rights, powers and remedies provided to the Collateral Agent by any Note Document, any applicable Governmental Rule or any other document, instrument or agreement, whether before or after the occurrence of an Event of Default, and (iii) subject to the other terms and provisions hereof, take any other action under any Note Document which it shall deem advisable in the best interests of the Holders. Each Holder shall be bound by all of the agreements of the Note Documents and by all other actions taken by the Collateral Agent pursuant to the Note Documents.

(b)       Collateral Agent shall not (i) be liable for any action taken or omitted to be taken by it under or in connection with any Note Document or the transactions contemplated hereby, except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, (ii) be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, other than an error resulting from its own gross negligence or willful misconduct, the sole recourse of any Holder to whom payment was due but not made shall be to recover from other Holders any payment in excess of the amount to which they are determined to be entitled (and such other Holders hereby agree to return to such Holder any such erroneous payments received by them), or (iii) be responsible in any manner to any Holder or its transferees for any recital, statement, representation or warranty made by the Company or the Guarantors or any officer thereof, contained herein or in any other Note Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Note Document, or the validity, effectiveness, genuineness,

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enforceability or sufficiency of any Note Document, or for any failure of the Company or the Guarantors or any other party to any Note Document to perform its obligations hereunder or thereunder. The Collateral Agent shall not be responsible for (i) any failure to perfect, maintain, monitor, preserve or protect the security interest or lien granted under the Note Documents, except to the extent caused by the Collateral Agents willful misconduct or gross negligence resulting in a failure of the Collateral Agent to comply with any express written request by the Required Holders to take reasonable specific actions to perfect or protect security interest in the Collateral in accordance with the Collateral Agents obligations under the Note Documents, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on, or the payment of taxes with respect to, any of the Collateral. In no event shall the Collateral Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, the Collateral Agent shall exercise the same care that it would in dealing with loans for its own account. The Collateral Agent shall be under no obligation to any Holder or transferee to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Note Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Company or the Guarantors or any Affiliate thereof. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or any other Note Document, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and shall not have or be deemed to have any fiduciary relationship with any Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Note Document or otherwise exist against the Collateral Agent.

(c)       The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or the Guarantors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Person in its sole discretion. The Collateral Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal or exposes the Collateral Agent to any liability for which the Collateral Agent has not received satisfactory indemnification. The Collateral Agent shall be fully justified in failing or refusing to take any action under the Note Documents unless it shall first receive such advice or concurrence of the Required Holders as it deems reasonably appropriate. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Note Documents in accordance with a request of the Required Holders, and such a request and any action taken or any failure to act pursuant thereto shall be binding upon all of the Holders.

(d)       The Holders shall indemnify and hold harmless the Collateral Agent and its affiliates, stockholders, partners, members, officers, directors, employees, agents, representatives, controlling persons, successors, heirs and assigns (collectively, the

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Indemnified Parties) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Holders or any third party, including interest, penalties, and reasonable attorneys fees and expenses of one counsel to the Indemnified Parties (or such additional counsel as may reasonably be required by reason of a conflict of interest among or between Indemnified Parties) and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, Losses) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of the Note Documents or the transactions contemplated thereby or any action taken or omitted by the Indemnified Parties under or in connection with any of the foregoing; provided, however, that no Indemnified Party shall be entitled to such rights and remedies to the extent that such Losses occur solely as a result of the willful misconduct, or the gross negligence on the part of any Indemnified Party, as finally determined by a court of competent jurisdiction.

4.07     Free Exercise of Rights. Except as specifically provided herein and in the other Note Documents, (a) each Holder may exercise its rights and remedies under this Agreement and the other Note Documents to which it is party and all related documents, instruments and agreements for its sole benefit and (b) no Holder shall have any obligation or duty to exercise any such rights or duties for the benefit of any other Holder.

4.08     Indemnification by the Holders With Respect to Section 2.05. Without limiting the obligations of the Company under any Note Document, each Holder hereby agrees to indemnify each other Holder (any such Holder, a Harmed Holder) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Harmed Holder in any way relating to or arising out of an action that would cause a breach by such Holder of Section 2.05 of this Agreement. The provisions of this Section 4.08 shall survive the payment in full of all the Obligations and the termination of this Agreement, all other Note Documents, and shall continue to apply to any Holder which ceases to be a Holder hereunder.

SECTION V.	MISCELLANEOUS.

5.01     Third Party Beneficiaries.Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person (including the Company and its Subsidiaries), other than the Holders and the Collateral Agent, their permitted successors and assigns hereunder any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

5.02     Notices. All notices and other communications provided for herein, (including any modifications of, or waivers or consents under this Agreement) shall be sent in accordance with Section 10.1 of the Purchase Agreement.

5.03     Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement or any of the Collateral Documents may be amended or waived if

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such amendment or waiver is in writing and is signed by the Required Holders; provided, however that:

(a)       Any amendment or waiver which affects the rights or duties of the Collateral Agent must be in writing and be signed also by the Collateral Agent;

(b)       Any amendment or waiver which waives or amends this Section 5.03 or Section 5.04 must be in writing and signed by all Holders and the Company; and

(c)       Any amendment to this Agreement which by its terms increases or modifies the obligations of the Company hereunder must be in writing and acknowledged and agreed to by the Company.

No failure or delay by the Collateral Agent or the Holders in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

5.04     Releases of Collateral. The parties hereto agree that the Collateral Agent shall release (and hereby authorize the Collateral Agent to release) all or any portion of the Collateral (other than in connection with the exercise of its rights and remedies pursuant to Section 2.04) upon the receipt by the Collateral Agent of a written notice from the Required Holders (or in the case of a release of all or substantially all of the Collateral, all Holders) stating that such Holders have approved the release of all of the Collateral or such portion of the Collateral specified in such notice. Upon receipt of such written notice, the Collateral Agent shall, at the Companys expense and without representation, warranty or recourse, execute and deliver such releases of its security interest in, or Lien on, such Collateral to be released, and provide a copy of such releases to the Holders.

In addition, the parties hereto agree that the Collateral Agent shall release Collateral without the written approval of the Required Holders or Holders, as applicable, in accordance with Section 10.4 of the Purchase Agreement.

5.05     Successors and Assigns. This Agreement and the Collateral Documents shall be binding upon and inure to the benefit of the Holders and the Collateral Agent and their respective successors and permitted assigns permitted under the Purchase Agreement, except that no Person other than a Holder (including any Person which becomes a holder of Notes after the date hereof in accordance with the Purchase Agreement) and the Collateral Agent (including any Person which becomes a successor Collateral Agent pursuant to Section 4.04) shall have any rights and remedies under this Agreement or any other Collateral Document. Any purported assignment that does not comply with the Purchase Agreement shall be null and void. Subject to the foregoing limitations, all references in this Agreement to any Person shall be deemed to include all successors and permitted assigns of such Person.

5.06     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

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5.07     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.08     Merger. This Agreement and the Note Documents supersede all prior agreements, written or oral, among the parties with respect to the subject matter of such agreements.

5.09     Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any applicable Governmental Rule of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the Governmental Rules of any other jurisdiction shall in any way be affected or impaired thereby.

5.10     Jury Trial. EACH OF THE COLLATERAL AGENT AND THE HOLDERS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE COLLATERAL AGENT AND THE HOLDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COLLATERAL AGENT AND THE HOLDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE BANK OF NEW YORK MELLON,

as the Collateral Agent

By:	/s/ Robert D. Hingston
Name:	Robert D .Hingston
Title: Vice President

Second Lien Collateral

Agency Agreement	S-1

HOLDERS:

AVENUE AIV US, L.P.

By: Avenue AIV US Genpar, LLC, its General Partner

By:       /s/ Sonia Gardner

Name: Sonia Gardner

Title : President and Managing Partner

Address:   Avenue Capital Group

535 Madison Avenue
14th Floor
New York, NY 10022
Tel: (212) 878- 3568
Email: rsymington@avenuecapital.com; bmulhern@avennuecapital.com;
Attn: Robert Symington
Brian Mulhern
Esther Posner

Initial Bank Account:          JP Morgan Chase Bank

ABA #: 021-000-021

FBO: Citigroup Global Markets, Inc.

Acct: 066-645-646

F/F/C: Avenue Omnibus Account, LLC

Acct #: 522-43316

Attn: Prime Broker Group

Second Lien Collateral

Agency Agreement	S-2

SOLA LTD

By: /s/ Christopher Pucillo

Name: Christopher Pucillo

Title:	Director

Address: Solus Alternative Asset Management LP

430 Park Avenue, 9th Floor
New York, New York 10022
Phone: 212-284-4300
Fax: 212-284-4338

Initial Bank Account:         The Bank of New York Mellon

ABA # 021000018

AC-: GLA 211551

For final credit to: 770283

Acct Name: SOLA LTD

Details of Payment: Attn: Maria Pena/(Name of Payment)

Second Lien Collateral

Agency Agreement	S-3

THE UNDERSIGNED HEREBY ACKNOWLEDGE AND CONSENT TO THE FOREGOING:

COMPANY:	NEXTWAVE WIRELESS LLC

By:	/s/ George Alex

George Alex

Executive Vice President and Chief
Financial Officer

GUARANTORS:	NEXTWAVE WIRELESS INC.

NEXTWAVE BROADBAND INC.

NW SPECTRUM CO.

AWS WIRELESS INC.

WCS WIRELESS LICENSE SUBSIDIARY, LLC

IP WIRELESS, INC.

Each By:	/s/ George Alex

George Alex

Executive Vice President and Chief
Financial Officer

PACKETVIDEO CORPORATION

Each By:	/s/ George Alex
Name:	George Alex
Title:	Senior Vice President

Second Lien Collateral Agency Agreement	S-4

Exhibit A

Glossary

Agreement has the meaning given to that term in the introductory paragraph of this Agreement.

Collateral has the meaning given to that term in the Security Agreement.

Collateral Agent has the meaning given to that term in the introductory paragraph of this Agreement.

Collateral Proceeds Account has the meaning given to that term in Section 3.01(a) of this Agreement.

Company has the meaning given to that term in the Recitals to this Agreement.

Direction Notice has the meaning given to that term in Section 2.04 of this Agreement.

Distributee has the meaning given to that term in Section 3.03 of this Agreement.

Distributor has the meaning given to that term in Section 3.03 of this Agreement.

Governmental Authorization means any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

Governmental Rule means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization guidelines, policy or similar form of decision of any Governmental Authority.

Guarantors has the meaning given to that term in the Recitals to this Agreement.

Holders has the meaning given to that term in the introductory paragraph of this Agreement.

Intercreditor Agreement has the meaning given to that term in the Recitals to this Agreement.

Obligations has the meaning given to that term in the Recitals to this Agreement.

Parent has the meaning given to that term in the Recitals to this Agreement.

Parent Guaranty has the meaning given to that term in the Recitals to this Agreement.

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Proceeds has the meaning given to that term in Section 3.01(b) of this Agreement.

Purchase Agreement has the meaning given to that term in the Recitals to this Agreement.

Security Agreement has the meaning given to that term in the Recitals to this Agreement.

Subsidiary Guarantors has the meaning given to that term in the Recitals to this Agreement.

Subsidiary Guaranty has the meaning given to that term in the Recitals to this Agreement.

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TABLE OF CONTENTS

Page

SECTION I.	DEFINITIONS; INTERPRETATION	2
1.01	Definitions	2
1.02	Headings	2
1.03	Plural Terms	2
1.04	Time	2
1.05	Construction	2
1.06	Conflicts	2
1.07	Other Interpretive Provisions	2
SECTION II.	COLLATERAL AND REMEDIES	3
2.01	Priority of Liens	3
2.02	Custody of Collateral	3
2.03	Additional Collateral or Guaranties	3
2.04	Enforcement of Remedies	3
2.05	Remedies of the Holders	4
2.06	Holder Information	4
SECTION III.	DISTRIBUTION OF PROCEEDS	4
3.01	Collateral Proceeds Account	4
3.02	Distribution of Proceeds	5
3.03	Distributions Recovered	5
SECTION IV.	THE COLLATERAL AGENT AND RELATIONS AMONG SECURED CREDITORS 5
4.01	Appointment, Powers and Immunities	5
4.02	Reliance by the Collateral Agent	7
4.03	Collateral Agent Fees; Expenses; Interest	7
4.04	Resignation or Removal of the Collateral Agent	7
4.05	Appointment of Co-Collateral Agent	7
4.06	Authorization; Liability of Collateral Agent and Reliance	8
4.07	Free Exercise of Rights	9
4.08	Indemnification by the Holders With Respect to Section 2.05	9
SECTION V.	MISCELLANEOUS	10
5.01	Third Party Beneficiaries	10

SF1:727648	i

TABLE OF CONTENTS

(continued)

Page

5.02	Notices	10
5.03	Amendments; Waivers	10
5.04	Releases of Collateral	10
5.05	Successors and Assigns	11
5.06	Counterparts	11
5.07	GOVERNING LAW	11
5.08	Merger	11
5.09	Partial Invalidity	11
5.10	Jury Trial	11
5.11	Intercreditor Agreement	12

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